Exhibit 10.1

EXECUTION VERSION

Published CUSIP Number: 81725VAG0
Revolving Credit CUSIP Number: 81725VAH8
Term Loan CUSIP Number: 81725VAJ4

FIRST AMENDMENT DATED AS OF NOVEMBER 6, 2015

to

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 24, 2014

among

SENSIENT TECHNOLOGIES CORPORATION
and
CERTAIN SUBSIDIARIES OF SENSIENT TECHNOLOGIES CORPORATION,
as Borrowers,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent,

BANK OF AMERICA, N.A., HSBC BANK USA, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION AND TD BANK, N.A.,
as Co-Documentation Agents

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

$520,000,000 Credit Facility

KEYBANC CAPITAL MARKETS INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Runners

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 6, 2015 and is by and among SENSIENT TECHNOLOGIES CORPORATION, a Wisconsin corporation (the “Company”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below, and when used herein each term defined in Section 1(d) hereof has the same meaning herein as provided in Section 1(d) hereof.

W I T N E S S E T H :

WHEREAS, the Company, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement dated as of October 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company, the Administrative Agent and the Lenders wish to amend the Credit Agreement on the terms and conditions set forth herein;

WHEREAS, the Company has requested, and certain Lenders (collectively, as identified on Exhibit A hereto, the “Increasing Lenders”) are willing to make available to the Company, additional Term Loans, all on the terms and conditions set forth herein;

WHEREAS, after giving effect to the Term Loans to be made on the First Amendment Effective Date (as defined below) pursuant to this Amendment, the Revolving Commitment and aggregate outstanding Term Loan amount of each Lender is as specified on Exhibit A hereto;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to Credit Agreement.  Upon the First Amendment Effective Date (as defined below):

(a)           The definitions of “Aggregate Term Commitment Amount”, “Fee Letter”, “Financial Covenant”, “Loan Documents”, “Maturity Date”, “Revolving Commitment Termination Date” and “Term Loan”, set forth in Section 1.1 of the Credit Agreement are, respectively, amended and restated in their entirety to read as follows:

“Aggregate Term Commitment Amount” means $170,000,000, as such amount may be reduced pursuant to Section 2.10 or increased pursuant to Section 2.22.

“Fee Letters” means (a) the separate agreement dated September 10, 2014 among the Company, the Administrative Agent, the Syndication Agent and the Arrangers, (b) the separate agreement dated September 10, 2014 among the Company, the Administrative Agent and Wells Fargo Securities, LLC, (c) the separate agreement dated September 10, 2014 among the Company, the Syndication Agent and KeyBanc Capital Markets Inc., in each case, setting forth the terms of certain fees to be paid by the Company, (d) the separate agreement dated October 6, 2015 among the Company, the Administrative Agent and the Arrangers and (e) the separate agreement dated October 6, 2015 among the Company, the Administrative Agent and Wells Fargo Securities, LLC.

“Financial Covenant” means any of the Company’s obligations set forth in Sections 6.8, 6.9 or 6.13.

“Loan Documents” means this Agreement, the Notes, any L/C Application, the Fee Letters, any Guaranty, any Designation Letter, any amendments of any of the foregoing and any other document from time to time designated as such by the Company and the Administrative Agent.

“Maturity Date” means November 6, 2020.

“Revolving Commitment Termination Date” means November 6, 2020, or the earlier date of termination in whole of the Commitments pursuant to Section 2.10 or 7.2.

“Term Loan” means any term loan by a Lender to the Company pursuant to (a) Section 2.1(b) or (b) the First Amendment.

(b)           Section 1.1 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees (and similar yield related discounts, deducts or payments), a Eurodollar Rate floor or Base Rate floor greater than 0.00% per annum (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate) or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid to arrangers for such Indebtedness that are not shared with the lenders providing such Indebtedness.

“Amended Credit Facility” has the meaning set forth in Section 5.9(a).

“Existing Facility Additional Provision(s)” has the meaning set forth in Section 5.9(a).

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated as of November 6, 2015 among the Company, the financial institutions signatory thereto as lenders and the Administrative Agent.

“First Amendment Effective Date” means November 6, 2015.

“Institutional Investor” means (a) any purchaser of a PP Note, (b) any holder of a PP Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the PP Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any PP Note.

“New Credit Facility” has the meaning set forth in Section 5.9(a).

“New Facility Additional Provision(s)” has the meaning set forth in Section 5.9(a).

“Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 9.3, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“PP Note” means a Note issued pursuant to any Note Agreement.

“Note Agreements” means the Note Purchase Agreements entered into by the Company and the purchasers named therein dated as of November 19, 2009, March 22, 2011, April 5, 2013 or November 6, 2015, respectively, and “Note Agreement” means each and any of such agreements.

“Related Fund” means, with respect to any holder of any PP Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

(c)           Section 2.5(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)           Principal of Term Loans.  The Company shall repay the aggregate outstanding principal amount of the Term Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing December 31, 2015 as set forth below:

Payment Date	Principal Installment ($)
December 31, 2015	$2,125,000
March 31, 2016	$2,125,000
June 30, 2016	$2,125,000
September 30, 2016	$2,125,000
December 31, 2016	$3,187,500
March 31, 2017	$3,187,500
June 30, 2017	$3,187,500
September 30, 2017	$3,187,500
December 31, 2017	$3,187,500
March 31, 2018	$3,187,500
June 30, 2018	$3,187,500
September 30, 2018	$3,187,500
December 31, 2018	$4,250,000
March 31, 2019	$4,250,000
June 30, 2019	$4,250,000
September 30, 2019	$4,250,000
December 31, 2019	$4,250,000
March 31, 2020	$4,250,000
June 30, 2020	$4,250,000
September 30, 2020	$4,250,000

If not sooner paid, the Term Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date.

(d)           The first sentence of Section 2.21 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 2.21         Substitution of Lender.

Upon the receipt by the Company from any Lender (an “Affected Lender”) of a notice of illegality under Section 2.3(e) or a claim for compensation under Sections 2.17 or 2.18, or if any Lender shall be a Defaulting Lender or a Non-Consenting Lender, the Company may: (a) request that one or more of the other Lenders assume all or part of such Affected Lender’s or Defaulting Lender’s Advances and Commitments (which request each such other Lender may decline or agree to in its sole discretion); or (b) designate a replacement bank or other entity satisfactory to the Company to acquire and assume all or part of such Affected Lender’s or Defaulting Lender’s Advances and Commitments at the face amount thereof (a “Substitute Lender”).

(e)           The first sentence of Section 2.22(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)           So long as no Default or Event of Default has occurred and is continuing, the Company may by written notice to the Administrative Agent, propose to increase the Aggregate Revolving Commitment Amount (the amount of any such increase, an “Incremental Revolving Commitment”) and/or increase the amount of the Term Loans and/or add one or more incremental term loan facilities (the amount of any such incremental term loans or facilities, an “Incremental Term Commitment”, and together with any Incremental Revolving Commitment, “Incremental Commitments”), in each case, in an amount not less than $10,000,000 and integral multiples of $5,000,000 in excess thereof; provided, however, that the aggregate amount of all Incremental Commitments extended after the First Amendment Date (determined by reference to the initial amount thereof and without giving effect to any subsequent repayments of the proceeds thereof) shall in no event exceed $100,000,000.

and the second sentence of Section 2.22(a) of the Credit Agreement is deleted.

(f)           Section 2.22(a)(ii) is amended and rested in its entirety to read as follows:

(ii)  any loan made pursuant to such Incremental Commitment (each an “Incremental Advance”) shall be a “Revolving Advance” or a “Term Loan”, as applicable, for all purposes hereof and shall be subject to the same terms and conditions as the Revolving Advances or the Term Loans, as applicable, and shall be guaranteed to the same extent as the other Credit Extensions on a pari passu basis; provided that in the case of each Incremental Advance in the form of a Term Loan,  (A) such  Term Loan shall not mature earlier than the Maturity Date, (B) the weighted average life to maturity of such Term Loan shall be no shorter than that of the Term Loans which were outstanding immediately after giving effect to the First Amendment (the “Initial Term Loans”), (C) subject to clauses (A) and (B) above, the amortization schedule applicable to such Term Loan shall be determined by the Company, the Administrative Agent and the applicable Lenders, (D) the interest rate margin, OID or up-front fees (if any) and interest rate floors (if any) applicable to such Term Loan will be determined by the Company, the Administrative Agent and the applicable Lenders, provided that, in the event that the All-In Yield applicable to such Term Loan exceeds by more than 50 basis points the All-In Yield applicable at such time to the Initial Term Loans, then the interest rate margins for the Initial Term Loans shall be increased to the extent necessary so that the All-In Yield of the Initial Term Loans is equal to the All-In Yield of such Term Loan minus 50 basis points.

(g)           A new Section 5.9 is added to the Credit Agreement reading as follows:

Section 5.9           Most Favored Lender Status.

(a)  If after the First Amendment Effective Date the Company or any Subsidiary (i) enters into any amendment or other modification of any Note Agreement (such amendment or modification, and the applicable Note Agreement as amended or modified thereby, an “Amended Credit Facility”) or (ii) enters into any new credit facility, whether with commercial banks or other Institutional Investors pursuant to a credit agreement, note purchase agreement or other like agreement (in any such case, a “New Credit Facility”) under which the Company or any Subsidiary may incur Total Funded Debt in an amount equal to or greater than $50,000,000 (or the equivalent in the relevant currency), that in either case results in one or more additional or more restrictive (than those contained in this Agreement) financial covenants (or events of default which are the functional equivalent of financial covenants (“Financial Events of Default”)) being contained in any such Amended Credit Facility or New Credit Facility, as the case may be (such additional or more restrictive covenants or Financial Events of Default, as the case may be, together with all definitions relating thereto, in the case of an Amended Credit Facility, the “Existing Facility Additional Provision(s)” and in the case of a New Credit Facility, the “New Facility Additional Provision(s)” and such financial covenants and Financial Events of Default shall be an Existing Facility Additional Provision(s) or New Facility Additional Provision(s) only to the extent not already included herein, or if already included herein, only to the extent more restrictive than the analogous covenants or events of default included herein), than the terms of this Agreement, without any further action on the part of the Company, any Subsidiary, the Administrative Agent or any of the Lenders, will unconditionally be deemed on the effective date of such Amended Credit Facility or New Credit Facility, as the case may be, to be automatically amended to include the Existing Facility Additional Provision(s) or such New Facility Additional Provision(s), as the case may be, and any event of default in respect of any such additional or more restrictive financial covenant(s) or Financial Events of Default so included herein shall be deemed to be an Event of Default under Section 7.1(b) (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s) or event of default), subject to all applicable terms and provisions of this Agreement, including, without limitation, all rights and remedies exercisable by the Administrative Agent and the Lenders.

(b)  If after the date of execution of any Amended Credit Facility or a New Credit Facility, as the case may be, any one or more of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) is excluded, terminated, loosened, tightened, amended or otherwise modified under the corresponding Amended Credit Facility or New Credit Facility, as applicable, then and in such event any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) theretofore included in this Agreement pursuant to the requirements of Section 5.9(a) shall then and thereupon automatically and without any further action by any Person be so excluded, terminated, loosened, tightened or otherwise amended or modified under this Section 5.9(b) to the same extent as the exclusion, termination, loosening, tightening of other amendment or modification thereof under the Amended Credit Facility or New Credit Facility; provided that if a Default or Event of Default shall have occurred and be continuing by reason of the Existing Facility Additional Provision(s) or the New Facility Additional Provision(s) at the time any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) is or are to be so excluded, terminated, loosened, tightened, amended or modified under this Section 5.9(b) the prior written consent thereto of the Required Lenders shall be required as a condition to the exclusion, termination, loosening, tightening or other amendment or modification of any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; and provided, further, that in any and all events, the covenant(s) or event(s) of default (and related definitions) constituting any financial covenant and Financial Events of Default contained in this Agreement as in effect on First Amendment Effective Date (and as amended otherwise than by operation of Section 5.9(b) shall not in any event be deemed or construed to be excluded, loosened or relaxed by operation of the terms of this Section 5.9(b) and only any such Existing Facility Additional Provision(s) or New Facility Additional Provision(s) shall be so excluded, terminated, loosened, tightened, amended or otherwise modified pursuant to the terms hereof.

(c)  The Company shall notify the Administrative Agent of the inclusion or amendment of any financial covenants or Financial Events of Default by operation of Section 5.9 and from time to time, upon request by the Administrative Agent or the Required Lenders, promptly execute and deliver at its expense (including, without limitation, the reasonable and documented fees and expenses of the Administrative Agent) an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent evidencing that, pursuant to this Section 5.9, this Agreement then and thereafter includes, excludes, amends or otherwise modifies any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), as the case may be; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment.

(d)  The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company, any co obligor or any Subsidiary as consideration for or as an inducement to the entering into by any such creditor of any amendment, waiver or other modification to any Amended Credit Facility or New Credit Facility, as the case may be, the effect of which amendment, waiver or other modification is to exclude, terminate, loosen, tighten or otherwise amend or modify any Existing Facility Additional Provision(s) or New Facility Additional Provision(s), unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the Lenders.

(h)           Section 6.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 6.2           Sale of Assets.

The Company will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (each a “Transfer”) all or a Material Part of the Assets of the Company and its Subsidiaries (whether in one transaction or in a series of transactions) to any other Person other than (a) in the ordinary course of business, (b) any transfer of an interest in accounts or notes receivable pursuant to either (i) an Asset Securitization which qualifies as a sale under GAAP, or (ii) a factoring arrangement with a non-SPV third party not an Affiliate of the Company; provided, that (A) such factoring arrangement qualifies as a sale under GAAP, (B) at least 80% of the proceeds of transfers pursuant to such factoring arrangement are paid in cash and (C) the Company and its Subsidiaries do not retain a residual liability therefor in excess of 10% of the amount of such factoring arrangement; and provided further, that the aggregate amount of (1) all Attributable Securitization Indebtedness with respect to transfers under clause (b)(i) of this Section 6.2 and (2) the amount of related Indebtedness which would be outstanding if all factoring arrangements described in clause (b)(ii) of this Section 6.2 were treated as a secured lending arrangement shall not at any time exceed $50,000,000, and (c) dispositions of property no longer used or useful in the business of the Company or any Subsidiary; provided, however, that a wholly-owned Subsidiary of the Company may sell, lease, or transfer all or a substantial part of its assets to the Company or another wholly-owned Subsidiary of the Company, and the Company or such other wholly-owned Subsidiary, as the case may be, may acquire all or substantially all of the assets of the Subsidiary so to be sold, leased or transferred to it, and any such sale, lease or transfer shall not be included in determining if the Company and/or its Subsidiaries disposed of a Material Part of the Assets.  For purposes hereof, “Material Part of the Assets” means assets (x) which, together with all other assets (in each case valued at net book value) previously Transferred during the twelve-month period then ending (other than pursuant to clauses (a) through (c) above), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year or (y) which, together with all other assets (in each case valued at net book value) previously Transferred (other than pursuant to clauses (a) through (c) above) during the period from the date of this Agreement to and including the date of the Transfer of such assets exceed 30% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year.

(i)            Section 6.10 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

Section 6.10         [Reserved].

(j)            Sections 6.11(c) through 6.11(h) of the Credit Agreement are amended and restated in their entirety to read as follows:

(c)           Investments in commercial paper of corporations organized under the laws of the United States or any state thereof to the extent consistent with the investment policy of the Board of Directors of the Company.

(d)           Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, to the extent consistent with the investment policy of the Board of Directors of the Company.

(e)           Investments in certificates of deposit and time deposits, to the extent consistent with the investment policy of the Board of Directors of the Company.

(f)            Investments in repurchase agreements with respect to any Investment described in paragraph (d) above to the extent consistent with the investment policy of the Board of Directors of the Company.

(g)           Investments in (i) variable rate demand notes of any state of the United States or any municipality organized under the laws of any state of the United States or any political subdivision thereof to the extent consistent with the investment policy of the Board of Directors of the Company and (ii) notes of any state of the United States or any municipality thereof organized under the laws of any state of the United States or any political subdivision thereof to the extent consistent with the investment policy of the Board of Directors of the Company.

(h)           Investments in (i) preferred stocks or (ii) adjustable rate preferred stock funds, in either case to the extent consistent with the investment policy of the Board of Directors of the Company.

(j)           Section 7.1(f) of the Credit Agreement is amended and restated in its entirety to read as follows:

(f)            A default in the payment when due (after giving effect to any applicable grace periods) of principal or interest with respect to any item of Total Funded Debt of the Company or any of its Subsidiaries (other than any Obligations) if the aggregate amount of all such items of Total Funded Debt as to which such payment defaults exist is not less than $25,000,000.

(k)           Section 7.1(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)           Default in the performance, or breach, of (i) any covenant or agreement on the part of the Company contained in any of Sections 5.1(f), 5.7 (as to the corporate existence of the Company), 5.8, 6.1 through 6.3, or 6.6 through 6.13, inclusive, or (ii) any covenant incorporated herein pursuant to Section 5.9 (after giving effect to any grace or cure provisions under such Existing Facility Additional Provision(s) or such New Facility Additional Provision(s) or event of default so incorporated).

(l)            Section 7.1(g) of the Credit Agreement is amended and restated in its entirety to read as follows.

(g)           A default (other than a default described in paragraph (f)) under any agreement relating to any item of Total Funded Debt of the Company or any Subsidiary (other than under any of the Loan Documents) or under any indenture or other instrument under which any such agreement has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such agreement if the effect of such default is to cause or to permit the holder of such item of Total Funded Debt (or trustee or agent on behalf of such holder) to cause such item of Total Funded Debt to come due prior to its stated maturity (or to cause or to permit the counterparty in respect of a Swap Contract to elect an early termination date in respect of such Swap Contract); provided, however, that no Event of Default shall be deemed to have occurred under this paragraph if the aggregate amount owing as to all such items of Total Funded Debt as to which such defaults have occurred and are continuing is less than $25,000,000; provided, further, that if such default shall be cured by the Company or such Subsidiary, or waived by the holders of such items of Total Funded Debt or counterparties in respect of such Swap Contracts, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such evidence of indebtedness, indenture, other instrument, or Swap Contract, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

(m)          Exhibit E to the Credit Agreement (“Form of Compliance Certificate”) is hereby amended and restated by deleting such exhibit in its entirety and the new Exhibit E attached hereto as Exhibit B is substituted in lieu thereof.

2.             First Amendment Term Loans.

(a)           Subject to the terms and conditions set forth herein, each Increasing Lender severally agrees to make a term loan (each a “First Amendment Term Loan” and collectively, the “First Amendment Term Loans”) to the Company on the First Amendment Effective Date in Dollars in the amount set forth opposite its name on Exhibit A hereto under the heading “First Amendment Term Loan Amount”.  Subject to Section 2(b) below, the procedure for making the First Amendment Term Loans shall be as set forth in Section 2.2(b) of the Credit Agreement, the terms of which section are incorporated herein mutatis mutandis.

(b)           Each First Amendment Term Loan shall be made simultaneously as, at the Company’s option, either a Base Rate Funding or (subject to advance notice acceptable to the Administrative Agent) a Eurocurrency Rate Funding with an initial Interest Period of one month (and all such term loans shall be on the same interest rate basis).  At the time of such borrowing of First Amendment Term Loans, the Interest Period applicable to all previously-made Term Loans which are outstanding shall be terminated and such Term Loans shall continue on the same interest rate basis as the First Amendment Term Loans.

(c)           The failure of any Increasing Lender to make a First Amendment Term Loan required to be made by it pursuant to Section 2(a) hereof shall not relieve any other Increasing Lender of its obligations hereunder; provided, that the commitment of each Increasing Lender to make a First Amendment Term Loan is several and no Increasing Lender shall be responsible for any other Increasing Lender’s failure to make a term loan.

(d)           Each First Amendment Term Loan shall constitute a “Term Loan” for all purposes of the Credit Agreement from and after the First Amendment Effective Date and rank pari passu in all respects with all other Term Loans, regardless of when made.

(e)           No amount of any First Amendment Term Loan which is repaid or prepaid by the Company may be reborrowed.

3.             Representations and Warranties.  The Company hereby represents and warrants that:

(a)           The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of any Borrower, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those consents described in Schedule 4.2, each of which has been obtained and is in full force and effect, (b) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or of the Organizational Documents of any Borrower, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

(b)           Both immediately before and immediately after giving effect to this Amendment and the First Amendment Term Loans made on the First Amendment Effective Date, each of the representations and warranties contained in the Credit Agreement (other the representation and warranty set forth in Section 4.6 of the Credit Agreement ) is correct on and as of such date as if made on such date, except to the extent that such representations and warranties relate solely to an earlier date.

(c)           Both immediately before and immediately after giving effect to this Amendment and the First Amendment Term Loans made on the First Amendment Effective Date, no event has occurred and is continuing, or would result from giving effect to this Amendment or making of the First Amendment Term Loans, which constitutes a Default or an Event of Default.

4.             Effectiveness.  This Amendment shall become effective, and the “First Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:

(a)           the execution and delivery hereof by the Company, the Administrative Agent and each of the Lenders;

(b)           the execution and delivery by the Company, for the benefit of each Lender requesting the same at least three (3) Business Days prior to the First Amendment Effective Date, of a Term Loan Note reflecting the First Amendment Term Loan principal amount of such Lender resulting herefrom;

(c)           the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Company certifying that attached thereto is a true, correct and complete copy of (A) the certificate of incorporation of the Company, certified by the appropriate governmental authority, (B) the Company’s bylaws, (C) resolutions duly adopted by the board of directors (or other governing body) of the Company authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and (D) certificates as of a recent date of the good standing of each of the Company under the laws of its jurisdiction of organization;

(d)           the Administrative Agent shall have received a favorable opinion of John L. Hammond, General Counsel to the Company, addressed to the Administrative Agent and the Lenders with respect to the Company, this Amendment and such other matters as the Administrative Agent shall reasonably request;

(e)           the Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Company dated the First Amendment Effective Date, (i) certifying that the conditions set forth in Section 3.3 of the Credit Agreement are satisfied with respect to the making of the First Amendment Term Loans to occur on the First Amendment Effective Date, (ii) certifying that the conditions set forth in Section 4 (h) and (i) have been satisfied and (iii) demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Company is in compliance with the financial covenants set forth in Sections 6.8 and 6.9 of the Credit Agreement (based on the financial statements most recently delivered pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement, as applicable) both before and after giving effect (on a Pro Forma Basis) to the making of the First Amendment Term Loans on the First Amendment Effective Date;

(f)            the Administrative Agent shall have received evidence satisfactory to it that, substantially concurrently with the effectiveness of this Amendment, the Company is paying all accrued interest owing in respect of the Term Loans pursuant to the Credit Agreement, it being understood that any such payments may be made out of the proceeds of Credit Extensions made on the First Amendment Effective Date;

(g)           the Administrative Agent and the Arrangers shall have received all fees and other amounts required to be paid on or before the First Amendment Effective Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the First Amendment Effective Date;

(h)           no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment or any of the other Loan Documents or the other transactions contemplated hereby or thereby;

(i)            since December 31, 2014 there shall have occurred no Material Adverse Change;

(j)            the Administrative Agent shall have received evidence that the existing private placement indebtedness of the Company has been amended in a manner consistent with the terms of this Amendment with respect to the deletion of a net worth-based financial covenant and payment and cross default thresholds and that any new private placement indebtedness incurred by the Company prior to or substantially contemporaneously with the First Amendment Effective Date shall likewise have no net worth-based financial covenant and shall have payment and cross default thresholds consistent with the Credit Agreement, as amended by this Amendment; and

(k)           the Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall reasonably require.

5.             References, Effect, Etc.

(a)           Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment.  Except as expressly amended hereby, the Credit Agreement and other Loan Documents, including all Liens granted thereunder, shall remain in full force and effect and are hereby ratified and confirmed. For the avoidance of doubt, this Amendment constitutes a Loan Document.

(b)           The parties agree that the advance of the First Amendment Term Loans shall not constitute Incremental Advances or otherwise be deemed a utilization by the Company of Section 2.22 of the Credit Agreement.  Accordingly,  immediately after giving effect to this Amendment and the First Amendment Term Loans, the maximum aggregate amount of Incremental Commitments permitted by such Section shall (until utilized after the First Amendment Effective Date) remain $100,000,000.

(c)           Each Lender party hereto hereby waives any entitlement under Section 9.6 of the Credit Agreement to any and all amounts which would otherwise have been payable thereunder in respect of the consummation on the First Amendment Effective Date of the transactions contemplated hereby.

6.             No Waiver.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

7.             Counterparts.  This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

8.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

SENSIENT TECHNOLOGIES CORPORATION,
as Company

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:
Name:
Title:

[Signature Page to Sensient Technologies Corporation First Amendment]

[LENDER]
By:
Name:
Title:

[Signature Page to Sensient Technologies Corporation First Amendment]

EXHIBIT A

Name	Revolving Commitment Amount	First Amendment Term Loan Amount	Aggregate Term Loan Amount	Total[1]
Wells Fargo Bank, National Association	$50,555,555.56	$12,187,500.00	$25,909,722.22	$76,465,277.78
KeyBank National Association	$50,555,555.55	$12,187,500.00	$25,909,722.23	$76,465,277.78
Bank of America, N.A.	$38,888,888.89	$9,375,000.00	$19,930,555.55	$58,819,444.44
HSBC Bank USA, National Association	$38,888,888.89	$0.00	$10,555,555.55	$49,444,444.44
PNC Bank, National Association	$38,888,888.89	$9,375,000.00	$19,930,555.55	$58,819,444.44
TD Bank, N.A.	$38,888,888.89	$9,375,000.00	$19,930,555.55	$58,819,444.44
Branch Banking & Trust Company	$31,111,111.11	$7,500,000.00	$15,944,444.45	$47,055,555.56
ING Bank N.V., Dublin Branch	$31,111,111.11	$7,500,000.00	$15,944,444.45	$47,055,555.56
Santander Bank, N.A.	$31,111,111.11	$7,500,000.00	$15,944,444.45	$47,055,555.56
TOTAL:	$350,000,000.00	$75,000,000.00	$170,000,000.00	$520,000,000

-------------------------------------------------------
1As of the First Amendment Effective Date immediately after giving effect to Term Loans made pursuant to Section 2(a) of the First Amendment.

A-1

EXHIBIT B
Exhibit E

FORM OF COMPLIANCE CERTIFICATE

_______________, 20__

Wells Fargo Bank, National Association,
for itself and as Administrative Agent under
the Credit Agreement described below

The Lenders, as defined under the Credit
Agreement described below

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of October 24, 2014, as it may be amended from time to time (the “Credit Agreement”) among Sensient Technologies Corporation (the “Company”), the other Borrowers (as defined therein), the Lenders (as defined therein), and Wells Fargo Bank, National Association, as Administrative Agent.  All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

This is a Compliance Certificate submitted in connection with the Company’s financial statements (the “Statements”) as of _______________, _____ (the “Covenant Date”).

I hereby certify to you as follows:

(a)           I am the ____________________ [Responsible Officer] of the Company, and I am familiar with the financial statements and financial affairs of the Company.

(b)           The Statements have been prepared in accordance with GAAP, [subject to year-end audit adjustments].

(c)           The computations on the Annexes hereto set forth the Company’s compliance or non-compliance with the requirements set forth in Sections 6.8, 6.9 and 6.13 as of the Covenant Date.

I have no knowledge of the occurrence of any Default or Event of Default, except as set forth in the attachments, if any, hereto.

[Signature page follows]

Very truly yours,

SENSIENT TECHNOLOGIES CORPORATION

By
Name:
Title:

ANNEX 1 TO COMPLIANCE CERTIFICATE

Leverage Ratio (Section 6.8)

1.	Total Funded Debt as of the fiscal quarter end
	(a)	Indebtedness for borrowed money	$
	(b)	Purchase money debt (9 month maturity or Note)	$
	(c)	Capitalized Lease obligations	$
	(d)	Other debt secured by Lien	$
	(e)	Other notes and drafts	$
	(f)	Bonds, notes and similar	$
	(g)	Letters of credit and acceptances	$
	(h)	Net obligations under Swap Contracts	$
	(i)	Guaranties of Total Funded Debt of others	$
	(j)	Off-Balance Sheet Liabilities	$
	(k)	Attributable Securitization Indebtedness	$
	(l)	Total Funded Debt (sum of Items (a) through (k))		$
2.		EBITDA for the four fiscal quarters then ended
	(a)	EBITR (from Annex 2, Item 1(h))	$
	(b)	Rental Expense (from Annex 2, Item 1(f))	$
	(c)	Depreciation	$
	(d)	Amortization	$
	(e)	EBITDA ((a)-(b)+(c)+(d))		$
3.	Leverage Ratio (Ratio of Item 1(l) to Item 2(e)) (not to be greater than 3.50 to 1.00)			___ to 1.00

ANNEX 2 TO COMPLIANCE CERTIFICATE

Fixed Charge Coverage Ratio (Section 6.9)

1.	EBITR for the four fiscal quarters then ended
	(a)	Net income	$
	(b)	Non-operating gains (to be subtracted)	$
	(c)	Non-operating losses (to be added)	$
	(d)	Interest Expense	$
	(e)	Income taxes	$
	(f)	Rental Expense	$
	(g)	Non-Cash stock compensation expenses	$
	(h)	EBITR ((a)-(b)+total of (c) through (g))	$
2.	Fixed Charges for the four fiscal quarters then ended			$
	(a)	Interest Expense	$
	(b)	Rental Expense	$
	(c)	Fixed charges (total of (a) and (b))		$
3.	Fixed Charge Coverage Ratio (Ratio of Item 1(h) to Item 2(c)) (not to be less than 2.00 to 1.00)			___ to 1.00

ANNEX 3 TO COMPLIANCE CERTIFICATE

Priority Debt (Section 6.13)

1.	Priority Debt
	(a)	Total Funded Debt of the Company secured by a Lien created or incurred within the limitations of Section 6.1(m)	$
	(b)	Total Funded Debt of any Subsidiary (other than Total Funded Debt of a wholly-owned subsidiary owing to another wholly-owned Subsidiary)	$
	(c)	total Priority Debt	$

2.	Consolidated Priority Debt
	(a)	total Priority Debt ((1)(c) above)	$
	(b)	Less intercompany items	$
(c)
Less, without duplication, Total Funded Debt of a Company Guarantor Subsidiary (other than Total Funded Debt of a Designated Subsidiary secured by a Lien created or incurred within the limitations of Section 6.1)
$
	(d)	Less, without duplication, Total Funded Debt of the Company or any Subsidiary secured by Liens granted to secure other senior Total Funded Debt on a pari passu basis with the Obligations	$
	(e)	Less, without duplication, all Obligations of any Designated Subsidiary	$
	(f)	total Consolidated Priority Debt	$

3.	Total Funded Debt secured by Liens to Adjusted Net Worth
	(a)	Total Funded Debt of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section 6.1	$
	(b)	Adjusted Net Worth	$
	(c)	3a/3b		%
	(d)	Maximum allowed percentage		10%

4.	Consolidated Priority Debt to Adjusted Net Worth
(a)
aggregate amount of all Consolidated Priority Debt (including, without limitation all Total Funded Debt of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section 6.1)
$
	(b)	Adjusted Net Worth	$
	(c)	4a/4b		%
	(d)	Maximum allowed percentage		20%